Exhibit 99.1
MEDQUIST SIGNS FINANCING AGREEMENTS; DECLARES SPECIAL DIVIDEND
MOUNT LAUREL, N.J. October 1, 2010 — MedQuist Inc. (Nasdaq: MEDQ), a leading provider of integrated clinical documentation solutions for the U.S. healthcare industry, announced today that it has entered into definitive agreements relating to a $310 million financing consisting of a $225 million senior secured credit facility and the issuance of $85 million of senior subordinated notes.
The $225 million senior secured credit facility is led by General Electric Capital Corporation, as administrative agent, and SunTrust Bank, as syndication agent. The facility consists of a $200 million term loan and a $25 million revolving credit facility bearing an interest rate of LIBOR + 550 basis points and a LIBOR floor of 1.75%. In addition, the revolving credit facility bears a fee of 50 basis points on undrawn amounts. The 13% senior subordinated notes due 2016 are to be issued pursuant to a note purchase agreement with BlackRock Kelso Capital Corporation, PennantPark Investment Corporation, Citibank, N.A., and THL Credit, Inc. in an aggregate principal amount of $85 million. Focus Capital Group acted as arranger for the senior subordinated notes financing. At MedQuist’s option, a portion of the interest is payable in the form of additional senior subordinated notes, in which event the interest rate would be 12% in cash and 2% in the form of additional notes. MedQuist’s 69.5% shareholder, CBay Inc., and CBay Inc.’s parent company, CBaySystems Holdings Limited, will guarantee MedQuist’s obligations under the senior secured credit facility and the senior subordinated notes. Lazard is acting as financial advisor to MedQuist and CBay in connection with the financing and related strategic matters.
Proceeds from the financing will be used to refinance the debt incurred by MedQuist in connection with its April 2010 acquisition of the assets of Spheris, Inc. and to pay a one-time special cash dividend of $4.70 per share to all MedQuist shareholders of record as of October 11, 2010. The closing of the financing and the payment of the special dividend are conditioned upon the satisfaction of customary closing conditions under the financing agreements, and are currently expected to occur on or about October 15, 2010.
CBaySystems Holdings Limited (“CBay”) has informed MedQuist that CBay has entered into an Exchange Agreement with certain MedQuist shareholders that currently hold in the aggregate approximately 13% of MedQuist’s outstanding shares. Pursuant to the Exchange Agreement, those MedQuist shareholders will receive 4.2459 CBay shares for each MedQuist share, subject to certain adjustments, and will enter into a stockholders agreement with CBay that, among other things, provides them with registration rights and contains provisions regarding their voting in the election of CBay’s directors. The closing under the Exchange Agreement is conditioned upon the listing of CBay’s shares on NASDAQ, the completion by CBay of an initial public offering in the United States by January 31, 2011, the reincorporation of CBay as a Delaware corporation and other conditions.
CBay has also informed MedQuist that it intends to make an offer to all MedQuist shareholders that are not parties to the Exchange Agreement to exchange their MedQuist shares for CBay shares, and that detailed terms of such exchange offer, if made, will be contained in filings by CBay with the Securities and Exchange Commission (the “SEC”).
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The offer to exchange CBay shares for MedQuist shares, if made, will only be made pursuant to a Registration Statement on Form S-4, a letter of transmittal and related offer documents to be filed by CBay with the SEC. INVESTORS AND SECURITY HOLDERS OF MEDQUIST ARE URGED TO READ SUCH REGISTRATION STATEMENT ON FORM S-4 AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONTEMPLATED EXCHANGE OFFER. Holders of MedQuist shares will need to make their own decision whether to tender shares in the contemplated exchange offer. Neither MedQuist nor any other person is making any recommendation as to whether or not holders of MedQuist shares should tender their shares for exchange in the contemplated exchange offer.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risk and uncertainties. These statements include, without limitation, statements regarding the terms of the transactions described herein and any other statements that are not historical facts. These risks and uncertainties include the timing and satisfaction of conditions for the proposed transactions. Other risks and uncertainties relating to our business and our financial condition are more fully described in documents filed by MedQuist with the SEC, including Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
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Contacts:
MedQuist Investor Relations
Phone: 856-206-4567